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                             SUBSIDIARIES OF
                    INFINITY BROADCASTING CORPORATION



                                                    Percentage of Ownership
                                                    by  Infinity  Broadcasting
                             Jurisdiction of        Corporation ("Infinity")
Name of Subsidiary           Incorporation          or its Subsidiaries
------------------           ---------------        ------------------------

The Audio House, Inc.          California              100% by Infinity

Hemisphere Broadcasting        Delaware                100% by Infinity
Corporation

Infinity Broadcasting          Pennsylvania            100% by Infinity
Corporation of
Pennsylvania

Sagittarius Broadcasting       New York                100% by Infinity
Corporation

Hit Radio, Inc.                New York                80% by Sagittarius
                                                       Broadcasting
                                                       Corporation: 20% by
                                                       Infinity

C & W Land Corporation         New Jersey              100% by Infinity

13 Radio Corporation           Delaware                100% by Infinity

Infinity Broadcasting          Delaware                100% by Infinity
Corporation of Illinois

Infinity Broadcasting          Delaware                100% by Infinity
Corporation of Los Angeles

Infinity Broadcasting          Delaware                100% by Infinity
Corporation of Maryland

Infinity Broadcasting          Delaware                100% by Infinity
Corporation of Michigan

Infinity Broadcasting          Delaware                100% by Infinity
Corporation of Florida

Infinity Broadcasting          Delaware                100% by Infinity
Corporation of Washington,
D.C.

Infinity Ventures, Inc.        Delaware                100% by Infinity

Infinity Broadcasting          Delaware                100% by Infinity
Corporation of Tampa

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Infinity Broadcasting          Delaware                100% by Infinity
Corporation of Glendale

Infinity Broadcasting          Delaware                100% by Infinity
Corporation of Texas


Infinity Broadcasting          New York                100% by Infinity
Corporation of Baltimore                               Broadcasting
                                                       Corporation of
                                                       Maryland


Infinity WLIF, Inc.            Maryland                100% by Infinity
                                                       Broadcasting
                                                       Corporation of
                                                       Baltimore

Infinity WLIF-AM,              Maryland                100% by Infinity
Inc.                                                   Broadcasting
                                                       Corporation of
                                                       Baltimore

Infinity Broadcasting          Delaware                100% by Infinity
Corporation of Atlanta

Infinity Broadcasting          Delaware                100% by Infinity
Corporation of Boston

Infinity Broadcasting          Delaware                100% by Infinity
Corporation of Chicago

Infinity Broadcasting          Delaware                100% by Infinity
Corporation of Philadelphia

Infinity Broadcasting          Delaware                100% by Infinity
Corporation of California

Infinity Network Inc.          Delaware                100% by Infinity

Unistar Communication          Delaware                100% by Infinity
Group, Inc.

Infinity Broadcasting          Delaware                100% by Infinity
Corporation of Detroit

Infinity Broadcasting          Delaware                100% by Infinity
Corporation (WPGC-AM), Inc

Infinity Broadcasting          Delaware                100% by Infinity
Corporation of Dallas

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